EXHIBIT 99
                                   ----------


                            FFD Financial Corporation

August 4, 2003


FOR IMMEDIATE RELEASE:



CONTACT:
     Trent B. Troyer, President
     FFD Financial Corporation
     321 North Wooster Avenue
     Dover, Ohio  44622-0038
     (330) 364-7777

FFD Financial Corporation Reports Net Earnings For The Three and Twelve Months Ended June 30, 2003

DOVER, OHIO - FFD Financial Corporation (Nasdaq: "FFDF"), parent company of First Federal Community Bank of Dover, Ohio, reported net earnings for the quarter ended June 30, 2003, of $310,000, or diluted earnings per share of $.25, compared to net earnings of $179,000, or $.15 per diluted share, recorded in the 2002 quarter. The $131,000, or 73.2%, increase in net earnings resulted primarily from a $242,000 increase in other income, which was partially offset by a $34,000 decrease in net interest income and a $50,000 increase in general, administrative and other expense.

The increase in other income during the quarter resulted primarily from increased gain on sale of mortgage loans in the secondary market, associated servicing rights income, and other fee income. Net interest income decreased during the quarter due to a decline in the yield on the Bank's loan portfolio in the current low interest rate environment. The increase in general, administrative and other expense relates primarily to expenses associated with the new branch facility, which opened in July 2002, and the conversion of the Bank's data processing to a new platform that will better accommodate future product expansions and growth.

Net earnings for the fiscal year ended June 30, 2003, totaled $1,032,000, or diluted earnings per share of $.86, compared to the $1,113,000, or $.92 per diluted share, of net earnings reported in fiscal 2002. The decrease in net earnings resulted primarily from a $320,000 decrease in net interest income and a $321,000 increase in general, administrative, and other expense, which were partially offset by a $502,000 increase in other income and a $39,000 decrease in provision for federal income taxes. The increase in other income resulted primarily from a $493,000 increase in gain on sale of loans, and an increase in service fees and charges year to year.

FFD Financial Corporation reported total assets of $136.4 million at June 30, 2003, including loans of $116.0 million, total liabilities of $119.4 million, including deposits of $104.4 million, and total shareholders' equity of $16.9 million. Total assets increased by $6.1 million, or 4.6%, total loans increased by $8.9 million, or 8.3%, and total deposits increased by $8.8 million, or 9.2%, over the year ended June 30, 2002.

First Federal Community Bank has two banking offices in Dover and one banking office in New Philadelphia, Ohio, and has provided financial services to the surrounding areas since 1898. The Company has an interactive web site at www.onlinefirstfed.com.
----------------------

                            FFD Financial Corporation
            CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                 (In thousands)


                                                                                           June 30,            June 30,
         ASSETS                                                                                2003                2002
                                                                                                   (unaudited)

Cash and cash equivalents                                                                 $  12,243          $   13,216
Investment securities                                                                         1,500               2,047
Mortgage-backed securities                                                                    1,485               3,157
Loans receivable                                                                            115,966             107,055
Other assets                                                                                  5,160               4,828
                                                                                          ---------          ----------

         Total assets                                                                     $ 136,354          $  130,303
                                                                                          =========          ==========

         LIABILITIES AND SHAREHOLDERS' EQUITY

Deposits                                                                                  $ 104,351          $   95,542
Borrowings                                                                                   13,892              17,553
Other liabilities                                                                             1,194                 667
                                                                                          ---------          ----------
         Total liabilities                                                                  119,437             113,762

Shareholders' equity                                                                         16,917              16,541
                                                                                          ---------          ----------

         Total liabilities and shareholders' equity                                       $ 136,354          $  130,303
                                                                                          =========          ==========


                            FFD Financial Corporation
                  CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
                        (In thousands, except share data)


                                                              Fiscal year ended                    Three months ended
                                                                   June 30,                              June 30,
                                                              2003            2002                  2003           2002
                                                                  (unaudited)                           (unaudited)


Total interest income                                       $6,757          $8,005                $1,616         $1,785

Total interest expense                                       2,965           3,893                   667            802
                                                             -----           -----                ------            ---

         Net interest income                                 3,792           4,112                   949            983

Provision for losses on loans                                  131             150                     0             40
                                                            ------          ------                ------         ------

         Net interest income after
                Provision for losses on loans                3,661           3,962                   949            943

Other income                                                 1,038             536                   340             98

General, administrative and other expense                    3,133           2,812                   817            767
                                                             -----           -----                ------         ------

         Earnings before income taxes                        1,566           1,686                   472            274

Federal income taxes                                           534             573                   162             95
                                                            ------          ------                ------          -----

         NET EARNINGS                                       $1,032          $1,113                $  310         $  179
                                                            ======          ======                ======         ======

         EARNINGS PER SHARE
           Basic                                            $  .88          $  .94                $  .26         $  .16
                                                            ======          ======                ======         ======

           Diluted                                          $  .86          $  .92                $  .25         $  .15
                                                            ======          ======                ======         ======